Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☒

LASALLE BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

36-0884183

(I.R.S. Employer

Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603

(Address of principal executive offices) (Zip Code)

Willie J. Miller, Jr.

Group Senior Vice President

Chief Legal Officer and Secretary

Telephone: (312) 904-2018

135 South LaSalle Street, Suite 925

Chicago, Illinois 60603

(Name, address and telephone number of agent for service)

Allscripts Healthcare Solutions, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4392754 (I.R.S. Employer Identification No.)

2401 Commerce Drive Libertyville, Illinois	60048
(Address of principal executive offices)	(Zip Code)

3.50% Convertible Senior Debentures due July 15, 2024

(Title of the indenture securities)

ITEM 1. GENERAL INFORMATION.*

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

1.	Comptroller of the Currency, Washington D.C.

2.	Federal Deposit Insurance Corporation, Washington, D.C.

3.	The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Not Applicable

*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

2.	A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.	A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.	A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 24th day of September, 2004.

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ John W. Porter
John W. Porter Vice President

Exhibit 7

Consolidated Report of Condition for Insured Commercial and

State-Chartered Savings Banks for June 30, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

				Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):			RCFD
a. Noninterest-bearing balances and currency and coin (1)			0081	1,522,340	1.a
b. Interest-bearing balances (2)			0071	17,030	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	123,873	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	20,533,397	2.b
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices			B987	578,110	3.a
b. Securitites purchased under agreements to resell (3)			B989	51,745	3.b
4. Loans and lease financing receivables (from schedule RC-C)
a. Loans and leases held for sale			5369	322,449	4.a
b. Loans and leases, net of unearned income	B528	35,193,229
c. LESS: Allowance for loan and lease losses	3123	657,837			4.c
d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)			B529	34,535,392	4.d
5. Trading assets (from Schedule RC-D)			3545	497,605	5.
6. Premises and fixed assets (including capitalized leases)			2145	269,261	6.
7. Other real estate owned (from Schedule RC-M)			2150	25,216	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8.
9. Customers’ liability to this bank on acceptances outstanding			2155	31,382	9.
10. Intangible assets (from Schedule RC-M)
a. Goodwill			3163	181,613	10.a
b. Other Intangible assets			0426	2,062	10.b
11. Other assets (from Schedule RC-F)			2160	4,073,379	11.
12. Total assets (sum of items 1 through 11)			2170	62,764,854	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

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Schedule RC—Continued

				Dollar Amounts in Thousands

LIABILITIES
13. Deposits:
			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	28,318,862	13.a
	RCON
(1) Noninterest-bearing (1)	6631	7,005,016			13.a.1
(2) Interest-bearing	6636	21,313,846			13.a.2
			RCFN
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)			2200	8,117,944	13.b
	RCFN
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	8,117,944			13.b.2
			RCON
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices (2)			B993	2,684,789	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	2,956,109	14.b
15. Trading liabilities (from Schedule RC-D)			3548	134,572	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M			3190	11,307,411	16
17. Not applicable.
18. Bank’s liability on acceptances executed and outstanding			2920	31,382	18.
19. Subordinated notes and debentures (4)			3200	540,000	19.
20. Other liabilities (from Schedule RC-G)			2930	3,745,300	20.
21. Total liabilities (sum of items 13 through 20)			2948	57,836,369	21.
22. Minority Interest in consolidated subsidiaries			3000	66,122	22.

EQUITY CAPITAL
			RCFD
23. Perpetual preferred stock and related surplus			3838	500,000	23.
24. Common stock			3230	41,234	24.
25. Surplus (exclude all surplus related to preferred stock)			3839	2,010,375	25.
26. a. Retained Earnings			3632	2,217,322	26.a
b. Accumulated Other Comprehensive income.(5)			B530	93,432	26.b
27. Other Equity capital components (6)			3284	0	27.
28. Total equity capital (sum of items 23 through 27)			3210	4,862,363	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	62,764,854	29.

Memorandum
To be reported only with the March Report of Condition.

  1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001

			RCFD 6724	Number N/A	M.1

1 =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =   Independent audit of the bank’s parent holding company conducted in accordancewith generally accepted auditing standards by a certified publicaccounting firm which submits a report on the consolidated holdingcompany (but not on the bank separately)

3 =   Attestation on bank managements assertion on the effectiveness of the banksinternal control over financial reporting by a certified public accountingfirm. with generally accepted auditing standards by a certified publicaccounting firm

4 =   Directors’ examination of the bank conducted in accordance with generally acceptedauditing standards by a certified accounting firm. (may be requiredby state chartering authority)

5 =   Directors’ examination of the bank performed by other external auditors(may be required by state chartering authority)

6 =   Review of the bank’s financial statements by external auditors

7 =   Compilation of the bank’s financial statements by external auditors

8 =   Other audit procedures (excluding tax preparation work)

9 =   No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 “other borrowed money.”
(3)	Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership plan shares.

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